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                                                                 Exhibit 99.B(j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 24, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Report to Shareholders of the SEI Institutional Managed Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 30, 2000